                                                                  EXECUTION COPY

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                             TAG ENTERTAINMENT CORP.

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

     TAG ENTERTAINMENT CORP., a Delaware corporation (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

     RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Company's Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for the issuance of a series of the Company's previously authorized Preferred Stock, par value
$.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.   DESIGNATION.

     This series shall consist of five thousand (5,000) shares of Preferred
Stock and shall be designated the "Series A Convertible Preferred Stock" (the
"Series A Preferred Stock"). The face amount of each share of Series A Preferred
Stock (each, a "Preferred Share" and collectively, the "Preferred Shares") shall be One Thousand Dollars ($1,000) (the "Stated Value").

2.   CERTAIN DEFINITIONS.

         "Affiliate" means, as to any Person (the "subject Person"), any other
Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject
Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's board of directors or other management committee or group, by contract or otherwise.

     "Bankruptcy Law" means Title 11, United States Code, and the Federal Rules of Bankruptcy Procedure, and any similar Federal or state law, rule or regulation providing for the relief of debtors.

     "Board of Directors" or "Board" means the Company's Board of Directors, as constituted from time to time.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

     "Certificate" means this Certificate of Designation.

     "Change of Control" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the
Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any
Person or "group" (as such term is used in Sections 13(d) and 14(d) of the
Exchange Act) acquires more than fifty percent (50%) of the voting equity of the
Company; and (e) the replacement of a majority of the Board of Directors with individuals who do not constitute Continuing Directors.

     "Closing Bid Price" shall mean, for the Common Stock as of any date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal
Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets
LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price
cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the
Holder, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                                      -2-

     "Closing Date" has the meaning specified in the Securities Purchase
Agreement.

     "Common Stock" means the Company's common stock, par value $.001 per share.

     "Common Stock Payment Condition" means each of the following events:

          (i) the payment to be made in Common Stock shall not cause the number of shares of Common Stock beneficially owned by any Holder to exceed 4.99%
     of the total number of shares of Common Stock then outstanding;

          (ii) the Registration Statement shall have been declared effective and not be the subject of any stop order, shall be available to each Holder for the resale of Registrable Securities, and shall cover the number of
     Registrable Securities required by the Registration Rights Agreement, or all Registrable Securities may be sold by each Holder pursuant to Rule
     144(k);

          (iii) (x) the Common Stock shall be listed on the Nasdaq National
     Market, the Nasdaq SmallCap Market or the New York Stock Exchange and
     trading in the Common Stock on such market or exchange shall not then be suspended, (y) the Company shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements (without regards to any specified compliance periods) of the Nasdaq National Market, the Nasdaq SmallCap Market or the New York
     Stock Exchange, as the case may be, and (z) the Company shall not have received any notice from the Nasdaq, NASD or the New York Stock Exchange, as the case may be, that the Company may not be in such compliance;

          (iv) the Trading Volume Condition shall have been satisfied; and

          (v) a Fundamental Change, or an event that with the giving of notice, would constitute a Fundamental Change, shall not have occurred and be continuing.

     "Continuing Director" means, on any date, a member of the Board of
Directors who (i) was a member of such board on the Execution Date (as defined in the Securities Purchase Agreement) or (ii) was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were
Continuing Directors at the time of such nomination or election.

     "Conversion Floor Amount" means $1.00, subject to proportionate adjustment upon any stock split, reverse stock split, stock dividend or similar event.

     "Conversion Price" means $2.50, subject to adjustment as provided herein;
provided, however, that, except as expressly provided herein, the Conversion
Price shall not be less than the Conversion Floor Amount.

                                      -3-

     "Debt" means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such
Person arising in the ordinary course of business that are not past due by more than 60 days; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person;
(e) all indebtedness, liabilities and obligations secured by a Lien existing on
Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

     "Default Interest Rate" means the lower of twelve percent (12%) per annum and the highest rate permitted by applicable law.

     "Dividend Amount" means an amount equal to the aggregate amount of dividends that are to accrue on the Preferred Shares during the period commencing on the Closing Date and ending on the Maturity Date.

     "Effective Date" means the date on which the Registration Statement is declared effective by the Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Filing Date" means the date on which the Registration Statement is filed by the Company pursuant to the Registration Rights Agreement.

     "Film LPs" means limited partnerships or limited liability companies, now existing or subsequently formed, in either such case formed for the purpose of producing and/or distributing films, of which the Company or a Subsidiary of the
Company is the general partner.

     "Film Vehicle Interest" means a participation interest issued by a Film LP,
Debt incurred by a Film LP, or an advance from a film distributor to the Company or a Subsidiary in connection with the activities of a Film LP, and which, in any such case, (x) is not secured by any assets of the Company or its
Subsidiaries (other than such Film LP) and (y) is non-recourse to the Company and its Subsidiaries (other than such Film LP).

     "Five Day VWAP" means, as of a particular date, the average of each daily
VWAP for the five (5) consecutive Trading Days occurring immediately prior to
(but not including) such date.

     "Fundamental Change" means any of the following events or circumstances:
(i) any representation or warranty of the Company set forth in the Securities
Purchase Agreement, this Certificate or the other Transaction Documents fails to be true and correct in all material respects as of the Closing Date as if made on such date; (ii) the Company fails at any time to comply with

                                      -4-

or perform in all material respects all of the agreements, obligations and conditions set forth in the Securities Purchase Agreement, this Certificate or the other Transaction Documents that are required to be complied with or performed by the Company (after giving effect to any grace periods specified therein); (iii) a Change of Control occurs; or (iv) a Liquidation Event occurs or is publicly announced by or with respect to the Company.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles
Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the
Commission and the Staff of the Commission. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Holder" means any holder of Preferred Shares, all of such holders being the "Holders".

     "Investor" and "Investors" have the meanings specified in the Securities
Purchase Agreement.

     "Junior Securities" means the Common Stock and all other capital stock of the Company that does not constitute Pari Passu Securities or Senior Securities.

     "Liquidation Event" means:

         (a) that the Company or any Subsidiary (other than a Subsidiary (x)
that is not "significant subsidiary" (as such term is defined in Rule 1.02(w) of
Regulation S-X promulgated by the Securities and Exchange Commission) and is not
otherwise material to the Company, and (y) with respect to which neither the
Company nor any other Subsidiary has any recourse liability, as general partner or otherwise), pursuant to or under or within the meaning of any Bankruptcy Law:
(i) commences a voluntary case or proceeding; (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi)
consents to the filing of such petition or the appointment of or taking possession by a custodian; or

         (b) that a court of competent jurisdiction has entered an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Subsidiary, or adjudicates the Company or any Subsidiary to be insolvent or bankrupt; (ii) appoints a custodian or receiver for the Company or any
Subsidiary, or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Subsidiary, and such order or decree remains unstayed and in effect for at least thirty (30) days.

     "Liquidation Preference" means, with respect to a Preferred Share, an amount equal to the Stated Value of such Preferred Share plus all unpaid
Dividends thereon accruing through the Maturity Date (whether or not such
Dividends are accrued, earned or declared).

                                      -5-

     "Major Transaction" means, with respect to the Company, (x) a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or (y) the sale by the Company of all or substantially all of its assets.

     "Mandatory Conversion Conditions" means each of the following events:

          (i) the Registration Statement shall have been declared effective and not be the subject of any stop order, shall be available to each Holder for the resale of Registrable Securities, and shall cover the number of
     Registrable Securities required by the Registration Rights Agreement, or all Registrable Securities may be sold by the Holders pursuant to Rule
     144(k);

          (ii) (x) the Common Stock shall be listed on the Nasdaq National
     Market, the Nasdaq SmallCap Market or the New York Stock Exchange and
     trading in the Common Stock on such market or exchange shall not then be suspended, (y) the Company shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements (without regards to any specified compliance periods) of the Nasdaq National Market, the Nasdaq SmallCap Market or the New York
     Stock Exchange, as the case may be, and (z) the Company shall not have received any notice from the Nasdaq, NASD or the New York Stock Exchange, as the case may be, that the Company may not be in such compliance;

          (iii) a Fundamental Change, or an event that with the passage of time or giving of notice, or both, would constitute a Fundamental Change, shall not have occurred and be continuing;

          (iv) the Trading Volume Condition shall have been satisfied; and

          (iv) the VWAP shall be equal to at least two hundred percent (200%) of the Conversion Price in effect on the Closing Date (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events).

     "Market Price" means, as of a particular date, the average of each daily
VWAP for the ten (10) consecutive Trading Days occurring immediately prior to
(but not including) such date; provided, however, that the Market Price shall not be greater than the Closing Bid Price on the Trading Day immediately preceding such date.

     "Maturity Date" means the third (3rd) anniversary of the Closing Date.

     "Milestone Date" means the first Business Day following the first date on which all of the Milestones have concurrently been achieved.

     "Milestones" means each of the following:

                                      -6-

          (i) the Registration Statement has been declared effective, is not the subject of any stop order, is available to the Holders for the resale of
     Registrable Securities and covers the number of Registrable Securities required by the Registration Rights Agreement;

          (ii) (x) the Common Stock is listed on the Nasdaq National Market, the
     Nasdaq SmallCap Market or the New York Stock Exchange and trading in the
     Common Stock on such market or exchange shall not have been suspended, (y)
     the Company shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements
     (without regards to any specified compliance periods) of the Nasdaq
     National Market, the Nasdaq SmallCap Market or the New York Stock Exchange,
     as the case may be, and (z) the Company shall not have received any notice from the Nasdaq, NASD or the New York Stock Exchange, as the case may be, that the Company may not be in such compliance;

          (iii) a Fundamental Change, or an event that with the passage of time or giving of notice, or both, would constitute a Fundamental Change, shall not have occurred and be continuing; and

          (iii) the Trading Volume Condition has been satisfied.

     "Outstanding Registrable Securities" means, at any time, all Registrable
Securities that at such time are either issued and outstanding or issuable upon conversion of the Preferred Stock or exercise of the Warrants (without regard to any limitation on such conversion or exercise).

     "Pari Passu Securities" means any securities ranking by their terms pari passu with the Series A Preferred Stock in respect of redemption or distribution upon liquidation.

     "Permitted Debt" means the following:

          (i) Debt that is outstanding on the Execution Date and disclosed on
     Schedule 3.5 to the Securities Purchase Agreement;

          (ii) Non-convertible Debt consisting of revolving working capital credit facilities obtained from commercial lending institutions on commercially reasonable terms and secured only by the Company's and/or its
     Subsidiaries' accounts receivable and/or inventory; and

          (iii) Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or its Subsidiaries other than the assets so leased;

                                      -7-

          (iv) Debt consisting of Film Vehicle Interests, provided the amount of
     Film Vehicle Interests outstanding at any time (whether or not constituting
     Debt) does not exceed $5,000,000 individually or in the aggregate;

          (v) Debt assumed or incurred in connection with the acquisition by the
     Company or its Subsidiaries of all or substantially all of the capital stock or other equity interests in, or all or substantially all of the assets (constituting a business unit) of, any Person; provided, that the total amount of Debt assumed or incurred in connection with any such acquisition shall not exceed the product of four (4) times the amount of the acquired entity's or business unit's total earnings before interest, taxes, depreciation and amortization (reserves (as determined in accordance with GAAP) for the twelve (12) full calendar months immediately prior to such acquisition; and

          (vi) Shares of a class of redeemable preferred stock of the Company that may be classified as a Debt obligation of the Company on its financial statements and which is expressly subordinated and junior to the Preferred
     Stock.

     "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company,
Governmental Authority or other entity.

     "Preferred Stock" means the Company's Series A Convertible Preferred Stock.

     "Preferred Shares" means the shares of Preferred Stock issued pursuant to the Securities Purchase Agreement.

     "Principal Market" means the principal securities exchange or market on which the Common Stock is listed or traded.

     "Registrable Securities" means the Conversion Shares and the Warrant
Shares, any other shares of Common Stock issuable pursuant to the terms of this
Certificate or the Warrants, and any shares of common stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares; provided, however, that "Registrable Securities" shall not include any such shares that have been sold to the public pursuant to the Registration Statement or pursuant to Rule 144.

     "Registration Rights Agreement" means the agreement, dated as of the date of the Securities Purchase Agreement, pursuant to which the Company has agreed to register the resale of shares of Common Stock issuable upon conversion of the
Series A Preferred Stock or exercise of the Warrants.

     "Registration Statement" has the meaning specified in the Registration
Rights Agreement.

     "Rule 144" means Rule 144 under the Securities Act.

                                      -8-

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Purchase Agreement" means the agreement pursuant to which the
Company is obligated to issue the Preferred Shares to the persons named therein.

     "Senior Securities" means (i) any Debt issued or assumed by the Company and
(ii) any securities of the Company which by their terms have a preference over the Series A Preferred Stock in respect of redemption or distribution upon liquidation.

     "Stated Value" means $1,000, subject to proportionate adjustment in the event of a stock split or similar event.

     "Subsidiary" means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the
Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries. Without limiting the generality of the foregoing, the Film LPs shall be deemed Subsidiaries of the Company. Notwithstanding the foregoing, the term "Subsidiary" shall not include any limited partnership that would be a
"Subsidiary" solely by reason of the fact that an officer or director of the
Company (or an Affiliate of an officer or director of the Company which is not otherwise an Affiliate of the Company) serves as general partner thereof.

     "Trading Day" means any day on which the Common Stock is purchased and sold on the Principal Market.

     "Trading Volume Condition" means that the trading volume of shares of
Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the
New York Stock Exchange, as the case may be, as reported by Bloomberg Financial
Markets (or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company), shall have exceeded $500,000 per day for any fifteen (15) consecutive Trading Days occurring after the Effective
Date. For the avoidance of doubt, if the Trading Volume Condition is satisfied at any time, it shall thereafter be deemed satisfied for all purposes hereunder.

     "VWAP" on a Trading Day means the volume weighted average price of the
Common Stock for such Trading Day on the Principal Market as reported by
Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Holders, and shall cause such investment banking firm to perform such determination and notify the Company and

                                      -9-

the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     "Warrants" means the warrants issued by the Company pursuant to the
Securities Purchase Agreement.

     All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and
"hereunder" and words of similar import referring to this Certificate refer to this Certificate as a whole and not to any particular provision of this
Certificate.

3.   PRIORITY IN LIQUIDATION.

     Upon the occurrence of a Liquidation Event, no distribution shall be made to the holders of any shares of Junior Securities unless each Holder shall have received the Liquidation Preference with respect to each Preferred Share then held by such Holder. In the event that, upon the occurrence of a Liquidation
Event, the assets available for distribution to the Holders and the holders of
Pari Passu Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Company shall be distributed ratably among the Preferred Shares and the shares of such Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred
Share) bears to the aggregate preferential amount payable on all such shares.

4.   DIVIDENDS.

     (a) Dividend Rate. Each Holder shall be entitled to receive, to the extent permitted by applicable law, in preference to the payment of any dividend on any class or series of Junior Securities, cumulative dividends ("Dividends") on each
Preferred Share in an amount equal to, on an annualized basis, the Stated Value of such Preferred Share times six percent (6.0%). Dividends shall accrue, whether or not earned or declared, on each Preferred Share from the Closing Date through the earlier to occur of (A) the date on which such Preferred Share matures and (B) the redemption or conversion of such Preferred Share in accordance with the terms hereof. Accrued Dividends on a Preferred Share shall be payable quarterly in arrears on each January 1, April 1, July 1, and October
1 of each calendar year, commencing on April 1, 2005, and on the Maturity Date for such Preferred Share (each, a "Dividend Payment Date"). Dividends shall be computed on the basis of a 365-day year for the actual number of days elapsed.

     (b) Dividend Payments. The Company shall pay Dividends in cash by wire transfer of immediately available funds; provided, however, that the Company may elect, subject to the satisfaction of all of the Common Stock Payment Conditions in accordance with paragraph (c) below, to pay all or a portion of such
Dividends in shares of Common Stock (the "Common Stock Dividend Option").
Dividends that are due in cash and which are not paid within five (5) Business

                                      -10-

Days of the applicable Dividend Payment Date shall bear interest until paid at the Default Interest Rate.

     (c) Conditions to Dividend Payment in Common Stock. The Company shall be entitled to exercise the Common Stock Dividend Option with respect to a Dividend
Payment Date only if, on such date and on each of the twenty (20) Trading Days immediately preceding such date, all of the Common Stock Payment Conditions are satisfied in full. In the event that any Common Stock Payment Condition is not satisfied as of the applicable Dividend Payment Date and each such Trading Day, the Company shall not be permitted to exercise the Common Stock Dividend Option and must pay all amounts due on such Dividend Payment Date in cash by wire transfer of immediately available funds.

     (d) Common Stock Dividend Notice. In order to exercise the Common Stock
Dividend Option with respect to a Dividend Payment Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to each Holder stating that the Company wishes to exercise such option (a "Common Stock Dividend Notice"). If the Company wishes to exercise the Common Stock Dividend Option with respect to less than all of the Dividends due on a Dividend Payment Date, then the Company's exercise of
Common Stock Dividend Option (and the delivery of shares of Common Stock pursuant thereto) shall be allocated among the Holders on a pro rata basis in accordance with the number of Preferred Shares held by each Holder. A Common
Stock Dividend Notice, once delivered by the Company, shall be irrevocable, unless the Company is not permitted to exercise the Common Stock Dividend Option in accordance with the terms of Section 4(c). In the event that the Company does not deliver a Common Stock Dividend Notice on or before such fifteenth (15th)
day, the Company will be deemed to have elected to pay the related Dividend in cash.

     (e) Delivery of Shares. On or before the third (3rd) Business Day following a Dividend Payment Date with respect to which the Company has validly exercised the Common Stock Dividend Option (each a "Common Stock Dividend Delivery Date"), the Company must deliver to each Holder a number of shares of Common Stock equal to (A) the amount of Dividends payable with respect to such Holder's Preferred
Shares divided by the Five Day VWAP in effect on such date times ninety-three percent (93%). The Company must deliver such shares of Common Stock to such
Holder in accordance with the provisions of paragraph 5(d) below, with the
Common Stock Dividend Delivery Date being deemed the Delivery Date, and in the event of the Company's failure to effect such delivery on the applicable
Delivery Date therefor (determined in accordance with paragraph 5(d)), such
Holder shall have the remedies specified in paragraph 5(e) below.

     (f) Payment on Junior Securities. As long as any Preferred Shares are outstanding, the Company shall not (i) purchase, redeem or otherwise acquire for value any shares of Junior Securities, directly or indirectly, other than as a result of reclassification of Junior Securities or the exchange or conversion of one type of Junior Securities for or into another type of Junior Securities, or
(ii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any share of Junior Securities.

                                      -11-

5.   CONVERSION.

     (a) Right to Convert. Each Holder shall have the right to convert, at any time and from time to time after the Closing Date, all or any part of the
Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Common Stock as is determined in accordance with the terms hereof (a "Conversion").

     (b) Conversion Notice. In order to convert Preferred Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which such Holder wishes to effect such
Conversion (the "Conversion Date"), (i) a notice of conversion, in substantially the form of Exhibit A hereto (a "Conversion Notice"), stating the number of
Preferred Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall send the original of the Conversion Notice and of such certificate or certificates to the
Company or its counsel not later than the close of business on the first
Business Day following the Conversion Date. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the failure of the Company to deliver such new certificate shall not affect the right of the Holder to submit a further Conversion Notice with respect to such Preferred Shares and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion
Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to Section 8 below), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in paragraph 5(d) below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company's regularly retained accountants) within two
(2) Business Days following the Company's receipt of such Holder's Conversion
Notice. The Company shall use commercially reasonable efforts to cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than three (3)
Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the sum of (x) the aggregate Stated Value of the Preferred Share to be converted plus (y) all accrued and unpaid Dividends thereon (whether or not such Dividends are earned or declared) by (ii) the Conversion Price in effect on the applicable Conversion Date; provided, however, that (1) in the event that the Conversion Date is on or after the thirty (30) month anniversary of the
Closing Date or (2) in the event of a Mandatory Conversion, then in either such case the number of Conversion Shares to be

                                      -12-

delivered by the Company pursuant to such Conversion or Mandatory Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the
Preferred Share to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date or Mandatory Conversion Date (as the case may be).

     (d) Delivery of Conversion Shares. Upon receipt of a fax copy of a
Conversion Notice from a Holder, the Company shall, no later than the close of business on the third (3rd) Business Day following the date on which the Company receives the Conversion Notice by facsimile transmission pursuant to paragraph
5(b), above (the "Delivery Date"), issue and deliver or caused to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph
5(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto.
The Company shall effect delivery of Conversion Shares to the Holder, as long as the Company's designated transfer agent (the "Transfer Agent") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program
("FAST") and no restrictive legend is required pursuant to the terms of this
Certificate or the Securities Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion
Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer
Agent is not a participant in FAST or if the Conversion Shares are not eligible to be delivered through the FAST system or if the Holder so specifies in a
Conversion Notice or otherwise in writing on or before the Conversion Date, the
Company shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.
If any Conversion would create a fractional Conversion Share, such fractional
Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next closest number of Conversion Shares.

     (e) Failure to Deliver Conversion Shares.

         (i) In the event that, for any reason, a Holder has not received certificates representing the number of Conversion Shares specified in the applicable Conversion Notice (without any restrictive legend to the extent permitted by the terms of the Securities Purchase Agreement) on or before the
Delivery Date therefor (a "Conversion Default"), and such failure to deliver certificates continues for two (2) Business Days following the delivery of written notice thereof from such Holder (such second Business Day following such written notice being referred to herein as the "Conversion Default Date"), the
Company shall pay to such Holder payments ("Conversion Default Payments") in the amount of (A) "N" multiplied by (B) the aggregate Liquidation Preference of the
Preferred Shares which are the subject of such Conversion Default multiplied by
(C) one percent (1%), where "N" equals the number of days elapsed between the
Conversion Default Date and the date on which the Conversion Default has been cured. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

                                      -13-

         (ii) In the event of a Conversion Default, a Holder may, upon written notice to the Company, regain on the date of such notice the rights of such
Holder under the Preferred Shares that are the subject of such Conversion
Default. In such event, such Holder shall retain all of such Holder's rights and remedies with respect to the Company's failure to deliver such Conversion Shares
(including without limitation the right to receive the cash payments specified in paragraph (e)(i) above).

         (iii) The Holders' rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable
Delivery Date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount received by such Holder upon the sale of such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

6.   MATURITY OF PREFERRED SHARES.

     (a) Payment at Maturity. On the Maturity Date, the Company shall pay to each Holder the aggregate Liquidation Preference for such Holder's Preferred
Shares that are outstanding on such date. Such payment shall be made in cash by wire transfer of immediately available funds; provided, however, that the
Company may elect, subject to the satisfaction of all of the Common Stock
Payment Conditions, to pay all or a portion of such Liquidation Preference in shares of Common Stock (the "Common Stock Maturity Payment Option"). Any amount of cash that is due on the Maturity Date and which is not paid within five (5)
Business Days of such date shall bear interest until paid at the Default
Interest Rate.

     (b) Common Stock Payment Conditions. The Company shall not be entitled to exercise the Common Stock Maturity Payment Option unless, on the Maturity Date and on each of the twenty (20) Trading Days immediately preceding such date, all of the Common Stock Payment Conditions are satisfied in full. In the event that any Common Stock Payment Condition is not satisfied as of the applicable
Maturity Date and each such Trading Day, the Company shall not be permitted to exercise the Common Stock Maturity Payment Option (regardless of whether the
Company has delivered a Common Stock Option Notice (as defined below)) and must pay all amounts due on such Maturity Date in cash by wire transfer of immediately available funds.

     (c) Common Stock Option Notice. In order to exercise the Common Stock
Maturity Payment Option with respect to the Maturity Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to each Holder stating that the Company wishes to exercise such option (a "Common Stock Option Notice"). If the Company wishes to exercise the Common Stock Maturity Payment Option with respect to less than all of the Preferred Shares then outstanding, then the Company's exercise of Common
Stock

                                      -14-

Payment Option (and the delivery of shares of Common Stock pursuant thereto)
shall be allocated among the Holders on a pro rata basis in accordance with the number of Preferred Shares held by each Holder. A Common Stock Option Notice, once delivered by the Company, shall be irrevocable, unless the Company is not permitted to exercise the Common Stock Maturity Payment Option in accordance with the terms of Section 6(b). In the event that the Company does not deliver a
Common Stock Option Notice on or before such fifteenth day, the Company will be deemed to have elected to pay the related Liquidation Preference in cash.

     (d) Delivery of Shares. On or before the third (3rd) Business Day following the Maturity Date, and provided that Company has validly exercised the Common
Stock Maturity Payment Option in accordance with the terms hereof (each a
"Common Stock Option Delivery Date"), the Company shall deliver to each Holder a number of shares of Common Stock equal to (A) the Liquidation Preference of such
Holder's Preferred Shares outstanding on the Maturity Date divided by (B) the
Market Price in effect on such date. The Company must deliver such shares of
Common Stock to such Holder in accordance with the provisions of paragraph 5(d)
above, with the Common Stock Option Delivery Date being deemed the Delivery
Date, and in the event of the Company's failure to effect such delivery on the applicable Delivery Date therefor (calculated in accordance with paragraph
5(d)), such Holder shall have the remedies specified in paragraph 5(e) above.

7.   CONVERSION LIMITATIONS. In no event shall a Holder be permitted to convert any Preferred Shares to the extent that, upon the Conversion of such Preferred
Shares, the number of shares of Common Stock beneficially owned by such Holder
(other than shares of Common Stock issuable upon conversion of such Preferred
Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7), when added to the number of shares of Common Stock issuable upon the Conversion of such Preferred Shares, would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the
Exchange Act and the rules thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether Preferred Shares are convertible pursuant to the terms hereof, the
Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Preferred Shares specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert
Preferred Shares at such time as the Conversion thereof will not violate the provisions of this paragraph. The limitation contained in this paragraph shall cease to apply to a Holder (x) upon sixty (60) days' prior written notice from such Holder to the Company, (y) immediately upon written notice from such Holder to the Company at any time after the public announcement or other disclosure of a Major Transaction or a Change of Control and (z) on the Maturity Date.

8.   ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 8. In the event that any adjustment of the Conversion Price required herein results in a fraction of a cent, the Conversion Price shall be rounded up or down to the nearest cent.

                                      -15-

     (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Execution Date (as defined in the Securities Purchase Agreement), subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common
Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Closing Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common
Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionally increased.

     (b) Distributions. If the Company shall declare or make any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common
Stock in respect of such Common Stock, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the
Company's stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (a "Distribution"), the Company shall deliver written notice of such Distribution (a "Distribution Notice") to each Holder at least thirty (30)
days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is made (the "Distribution Date"). The earlier to occur of the Record Date and the Distribution Date is referred to herein as the
"Determination Date". In the Distribution Notice to a Holder, the Company must indicate whether the Company has elected (A) to deliver to such Holder, at the same time that it makes such Distribution to its stockholders, the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Determination Date therefor of a number of shares of Common
Stock into which the Preferred Shares held by such Holder are convertible as of such Determination Date (such number of shares to be determined at the
Conversion Price then in effect and without giving effect to any limitations on such conversion) or (B) to reduce the Conversion Price as of the Determination
Date therefor by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such
Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors;
provided, that if the Company elects the foregoing clause (B), then the
Conversion Price shall be reduced as provided in such clause (B) without regard to the Conversion Floor Amount. If the Company does not notify the Holders of its election pursuant to the preceding sentence within two (2) Business Days following the date on which the Company publicly announces a Distribution, the
Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c) Dilutive Issuances.

          (i) Adjustment Upon Dilutive Issuance. If, at any time after the
     Closing Date, the Company issues or sells or, pursuant to subparagraph
     (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a
     "Dilutive Issuance"), then the Conversion Price shall be adjusted so as to equal the value of the consideration received or receivable by the Company
     (on a per share basis) for the additional shares of Common Stock so issued,

                                      -16-

     sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (iii) below) provided, however, that the Conversion Price shall not be so adjusted pursuant to this paragraph (c)(i) to be equal to an amount less then the Conversion Floor Amount.

          (ii) Adjustment Upon Below Market Issuance. If, at any time after the
     Closing Date, the Company issues or sells, or in accordance with subparagraph (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the
     Market Price (but equal to or greater than the Conversion Price in effect)
     on the date of such issuance or sale (or deemed issuance or sale) (a "Below
     Market Issuance"), then effective immediately upon the Below Market
     Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

               N0 + N1
               -------
               N0 + N2

     where:

               N0 = the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of
                    such additional shares of Common Stock in such Below Market
                    Issuance (without taking into account any shares of Common
                    Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock
                    ("Convertible Securities") or options, warrants or other
                    rights to purchase or subscribe for Common Stock or
                    Convertible Securities ("Purchase Rights")));

               N1 = the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common
                    Stock so issued, sold or deemed issued or sold in such Below
                    Market Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph
                    (iii) below) would purchase at the Market Price in effect on the date of such Below Market Issuance; and

               N2 = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Below Market
                    Issuance.

               Notwithstanding the foregoing, no adjustment shall be made pursuant to this paragraph (c)(ii) if such adjustment would result in an increase in the Conversion Price; and provided further, that the Conversion
     Price shall not be adjusted pursuant to this paragraph (c)(ii) to be equal to an amount less then the Conversion Floor Amount.

                                      -17-

          (iii) Effect On Conversion Price Of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (i) or (ii) of this paragraph (c), the following will be applicable:

          (A) Issuance of Purchase Rights. If the Company issues or sells any
     Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase
     Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Market Price or the Conversion Price (or both)
     in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common
     Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such
     Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such
     Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (iii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such
     Purchase Rights (assuming full conversion, exercise or exchange of
     Convertible Securities, if applicable). No further adjustment to the
     Conversion Price shall be made upon the actual issuance of such Common
     Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

          (B) Issuance of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the
     Market Price or the Conversion Price (or both) in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange"
     shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph

                                      -18-

     (iii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of
     Common Stock issuable upon the exercise, conversion or exchange of all such
     Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a
     "Variable Rate Convertible Security") (provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable
     Rate Convertible Security), then for purposes of the first sentence of this subparagraph (B), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable
     Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (c) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent
     (75%) of the actual conversion price of such Variable Rate Convertible
     Security existing at the time of the adjustment required by this sentence.
     No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such
     Convertible Securities.

          (C) Change in Option Price or Conversion Rate. If, following an adjustment to the Conversion Price upon the issuance of Purchase Rights or
     Convertible Securities pursuant to a Dilutive Issuance or a Below Market
     Issuance, there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase
     Rights; (y) the amount of additional consideration, if any, payable to the
     Company upon the conversion, exercise or exchange of any Convertible
     Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or
     Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

          (D) Calculation of Consideration Received. If any Common Stock,
     Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible
     Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase

                                      -19-

     services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration other than cash expected by the Company for the provided or purchased services)
     shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market Price thereof on the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or
     Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible
     Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, a Holder may elect to determine the amount of consideration deemed to be received by the
     Company therefor by deducting the fair value of any type of securities (the
     "Disregarded Securities") issued or sold in such transaction or series of transactions. If a Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this paragraph (c) for the issuance of the Disregarded
     Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

          (E) Issuances Without Consideration Pursuant to Existing Securities.
     If the Company issues (or becomes obligated to issue) shares of Common
     Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any
     Convertible Securities or Purchase Rights outstanding as of the date hereof, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration.

          (iv) Exceptions To Adjustment Of Conversion Price. Notwithstanding the
foregoing, no adjustment to the Conversion Price shall be made pursuant to this paragraph (c) upon the issuance of any Excluded Securities. For purposes hereof,
"Excluded Securities" means (A) securities purchased under the Securities
Purchase Agreement; (B) securities issued upon conversion of the Preferred
Shares or exercise of the Warrants; (C) shares of Common Stock issuable or issued to (x) employees or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors, as approved by the independent members of the Board, pursuant to one or more stock option plans or restricted stock plans or stock purchase plans in effect as of the Closing Date or subsequently approved by the independent members of the Board of Directors or by the Company's stockholders, or (y) consultants or vendors, either directly or pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the independent members of the Board of Directors or by the Company's stockholders; (D) except as required by paragraph (c)(iii)(E) above, shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights

                                      -20-

outstanding on the date hereof; (E) shares of Common Stock issued to a Person in connection with a joint venture, strategic alliance or other commercial relationship with such Person relating to the operation of the Company's business and not for the purpose of raising equity capital; (F) shares of Common
Stock issued in connection with the acquisition by the Company of any corporation or other entity (including, without limitation, the interests in certain limited partnerships of which the Company or a Subsidiary is a general partner); and (G) securities issued pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter. For purposes hereof, approval by the independent members of the Board of Directors shall mean the approval of a majority of the independent members of the Board, which majority shall include not fewer than four (4) independent directors (as such term is defined under Rule 4200(a)(15) of the Nasdaq Market Rules).

          (v) Notice Of Adjustments. Upon the occurrence of an adjustment to the
Conversion Price pursuant to this paragraph (c) or any change in the number or type of stock, securities and/or other property issuable upon conversion of the
Preferred Shares, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each Holder a notice (an "Adjustment Notice") setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based and shall, on or before the time that it delivers an Adjustment Notice, publicly disclose the contents thereof. The failure of the Company to deliver an Adjustment Notice shall not affect the validity of any such adjustment.

     (d) Adjustment Upon Reduction in Five Day VWAP. If, as of any date after the Closing Date, the product of (x) the Five Day VWAP as of such date times (y)
eighty percent (80%) is less then the Conversion Price in effect on such date, then the Conversion Price for all conversions occurring after such date (subject to further adjustment as provided in this Section 8) shall be adjusted so as to equal such product; provided, however, that the Conversion Price shall not be so adjusted to be equal to an amount less then the Conversion Floor Amount. Upon the occurrence of an adjustment to the Conversion Price pursuant to this paragraph (d), the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder an Adjustment
Notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The failure of the
Company to deliver an Adjustment Notice shall not affect the validity of any such adjustment.

     (e) Major Transactions. In the event of a Major Transaction, the Company will give each Holder at least twenty (20) Trading Days' written notice prior to the earlier of (I) the closing or effectiveness of such Major Transaction and
(II) the record date for the receipt of such shares of stock or securities or other assets, and: (i) each Holder shall be permitted to convert the Preferred
Shares held by such Holder in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to such Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that a
Holder retains any Preferred Shares following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to the Series A Preferred Stock, with such adjustments to the Conversion Price and the securities

                                      -21-

covered hereby as may be necessary in order to preserve the economic benefits of the Series A Preferred Stock to such Holder.

     (f) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, each
Holder shall, upon conversion of such Holder's Preferred Shares, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and
thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 8.

9.   MANDATORY CONVERSION.

     (a) Mandatory Conversion. In the event that, at any time following the
Closing Date, all of the Mandatory Conversion Conditions are satisfied on each of ten (10) Trading Days (which need not be consecutive) occurring during any period of thirty (30) consecutive Trading Days (a "Mandatory Conversion
Period"), the Company shall have the right to require Conversion of some or all of the Preferred Shares then outstanding (a "Mandatory Conversion") in accordance with paragraph (b) below. In the event of a Mandatory Conversion, the
Company and the Holder shall follow the procedures for Conversion and the delivery of Conversion Shares set forth in Section 5 above, with the Mandatory
Conversion Date (as defined below) deemed to be the Conversion Date for purposes of Section 5 and, in the event of the Company's failure to effect such delivery of the applicable Delivery Date therefor (as determined in accordance with
Section 5(d)), such Holder shall have the remedies specified in Section 5(e).

     (b) Mandatory Conversion Notice. In order to effect a Mandatory Conversion hereunder, the Company must deliver to each Holder written notice thereof (a
"Mandatory Conversion Notice") on or before 5:00 p.m. (eastern time) on or before the Trading Day immediately following the last Trading Day of the
Mandatory Conversion Period, and the Mandatory Conversion shall be effective on the fifth (5th) Trading Day following delivery of such Mandatory Conversion
Notice (such fifth (5th) Trading Day being the "Mandatory Conversion Date").
Notwithstanding the foregoing, the Company shall not have the right to require
Conversion of the Preferred Shares, unless each of the Mandatory Conversion
Conditions (other than the Mandatory Conversion Condition with respect to the
VWAP) is satisfied on each Trading Day during the period commencing on the last day of the Mandatory Conversion Period and ending on the Mandatory Conversion
Date. Notwithstanding the delivery by the Company of a Mandatory Conversion
Notice, nothing contained herein shall be deemed to limit in any way (i) the right of a Holder to convert such Holder's Preferred Shares prior to the
Mandatory Conversion Date or (ii) the availability of any and all rights and remedies that are provided to a Holder under this Certificate, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Mandatory Conversion as required by the terms of Sections 9(a) and 5 hereof.
The Mandatory Conversion Notice shall specify the aggregate Liquidation
Preference for the Preferred Shares that are subject to the Mandatory
Conversion, provided that the aggregate number of Preferred Shares subject to a
Mandatory Conversion shall be allocated

                                      -22-

to the Holders on a pro rata basis in accordance with the number of Preferred
Shares held by each Holder.

     (c) Limitation on Number of Shares subject to Mandatory Conversion.
Notwithstanding anything contained herein to the contrary, the Company shall not have the right to effect a Mandatory Conversion hereunder with respect to a
Holder's Preferred Shares to the extent that any such conversion would result in the issuance by the Company to such Holder, during the period of sixty consecutive calendar days ending on (and including) the Mandatory Conversion
Date, of a number of shares of Common Stock (including all shares of Common
Stock issued pursuant to conversions effected in accordance with Section 5 hereof during such sixty day period) that exceeds 4.99% of the number of shares of Common Stock outstanding on the Mandatory Conversion Date.

     (d) Subsequent Mandatory Conversion. In the event that the Mandatory
Conversion of a Holder's Preferred Shares is limited pursuant to paragraph (c), above, then the Company may effect such additional Mandatory Conversions (each, a "Subsequent Mandatory Conversion") as are necessary to effect the Mandatory
Conversion of the remainder of such Holder's Preferred Shares, each such
Subsequent Mandatory Conversions to be effective not less than twenty (20)
Trading Days following the immediately preceding Mandatory Conversion or
Subsequent Mandatory Conversion (as the case may be); provided, that each of the
Mandatory Conversion Conditions, other than the Mandatory Conversion Condition with respect to the VWAP, must be satisfied with respect to any such Subsequent
Mandatory Conversion; and provided further, that the limitations set forth in paragraph (c) above shall apply to each such Subsequent Mandatory Conversion.

10.  REDEMPTION.

     (a) Mandatory Redemption. In the event that a Fundamental Change occurs, each Holder shall have the right to require the Company to redeem all or any portion of the Preferred Shares held by such Holder (a "Mandatory Redemption")
at the Mandatory Redemption Price (as defined below). In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice
(a "Mandatory Redemption Notice") to the Company at any time on or before 6:00
p.m. (eastern time) on the third (3rd) Business Day following the Business Day on which the Fundamental Change to which such Mandatory Redemption Notice relates is no longer continuing or, in the event of a Fundamental Change that is a Change of Control or a Liquidation Event, on or before 6:00 p.m. (eastern time) on the tenth (10th) Business Day following the later of the completion or the public announcement of such Change of Control or Liquidation Event.
Notwithstanding the foregoing, in the event that a Holder wishes to exercise its
Mandatory Redemption rights upon the first occurrence of a Fundamental Change described in clauses (i) or (ii) of the definition of such term, the Holder must deliver a Mandatory Redemption Notice to the Company not later than 6:00 p.m.
(eastern time) on the Business Day on which the Fundamental Change to which such
Mandatory Redemption Notice relates is no longer continuing. The Mandatory
Redemption Notice shall specify the effective date of such Mandatory Redemption
(the "Mandatory Redemption Date") (such date not to be later than the date that is thirty calendar days following the date of the Mandatory Redemption Notice)
and the number of such shares to be redeemed.

                                      -23-

     (b) Mandatory Redemption Price. The "Mandatory Redemption Price" shall be equal to the sum of (x) the Stated Value of the Preferred Shares being redeemed times one hundred one percent (101%) plus (y) the unpaid Dividend Amount with respect to the Preferred Shares being redeemed; provided, however, that in the event that the Fundamental Change giving rise to a Holder's right to effect a
Mandatory Redemption is a Change of Control, then the "Mandatory Redemption
Price" shall be equal to:

          (i) the sum of (x) the Stated Value of the Preferred Shares being redeemed times one hundred twenty percent (120%) plus (y) the unpaid
     Dividend Amount with respect to the Preferred Shares being redeemed, if such Change of Control occurs on or prior to the first (1st) anniversary of the Closing Date;

          (ii) the sum of (x) the Stated Value of the Preferred Shares being redeemed times one hundred fifteen percent (115%) plus (y) the unpaid
     Dividend Amount with respect to the Preferred Shares being redeemed, if such Change of Control occurs after the first (1st) anniversary of the
     Closing Date and on or prior to the second (2nd) anniversary of the Closing
     Date; and

          (iii) the sum of (x) the Stated Value of the Preferred Shares being redeemed times one hundred ten percent (110%) plus (y) the unpaid Dividend
     Amount with respect to the Preferred Shares being redeemed, if such Change of Control occurs after the second (2nd) anniversary of the Closing Date.

     (c) Payment of Mandatory Redemption Price.

          (i) The Company shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the later to occur of (A) the fifth
     (5th) Business Day following the Mandatory Redemption Date and (B) the first Business Day following the date on which the Preferred Shares being redeemed are delivered by the Investor to the Company for cancellation (the
     "Mandatory Redemption Payment Date").

          (ii) If Company fails to pay the Mandatory Redemption Price to a
     Holder on or before the Mandatory Redemption Date, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption
     Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

                                      -24-

11.  MISCELLANEOUS.

     (a) Transfer of Preferred Shares. Upon notice to the Company (except that no such notice shall be required in the case of a pledge), a Holder may sell, transfer, assign, pledge or otherwise dispose of all or any portion of the
Preferred Shares to any person or entity as long as such transaction is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of any such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Company shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

     (b) Notices. Any notice, demand or request required or permitted to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission (immediately followed by written confirmation delivered according to another mechanism provided by this section), unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day,
(ii) on the next Business Day after timely delivery to an overnight courier and
(iii) on the Business Day actually received if deposited in the U.S. mail
(certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  TAG Entertainment Corp.
                  9916 South Santa Monica Blvd., 1st Floor
                  Beverly Hills, California 90212
                  Attn: Steve Austin
                  Tel:  (310) 277-3700
                  Fax:  (310) 277-3720

                  with a copy to:

                  Goldstein & DiGioia, LLP
                  45 Broadway, 11th Floor
                  New York, New York  10006
                  Attn: Michael A. Goldstein, Esq.
                  Tel:  (212) 599-3322
                  Fax:  (212) 557-0295

and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Company.

     (c) Lost or Stolen Certificate. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate representing a
Holder's Preferred Shares, and (in the

                                      -25-

case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to such Holder a new certificate identical in all respects to the original certificate.

     (d) No Voting Rights. Except as provided by applicable law and paragraph
11(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

     (e) Remedies. The remedies provided to a Holder in this Certificate shall be cumulative and in addition to all other remedies available to such Holder under this Certificate or under any Transaction Document (as defined in the
Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the
Company (or the performance thereof). The Company acknowledges that a material breach by it of its obligations hereunder may cause irreparable harm to the
Holders and that the remedy at law for any such breach may be inadequate. The
Company agrees, in the event of any such breach or threatened breach, each
Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security or indemnity being required.

     (f) Failure or Delay not Waiver. No failure or delay on the part of a
Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

     (g) Protective Provisions. So long as shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the written approval of the Holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock:

          (i) alter, change, modify or amend (x) the terms of the Series A
Preferred Stock in any way or (y) the terms of any other capital stock of the
Company so as to affect adversely the Series A Preferred Stock;

          (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series A Preferred Stock as to payment of dividends, redemption or distribution of assets upon a Liquidation
Event or any other liquidation, dissolution or winding up of the Company;

                                      -26-

          (iii) increase the authorized number of shares of Series A Preferred
Stock;

          (iv) re-issue any shares of Series A Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

          (v) issue any Pari Passu Securities or Senior Securities; provided, that the Company may issue Permitted Debt; and provided further, that the restriction set forth in this clause (v) shall terminate on the earlier to occur of the Preferred Stock Termination Date and the Milestone Date;

          (vi) purchase, redeem or otherwise acquire for value, or declare, pay or make any provision for any dividend or distribution with respect to Junior
Securities, other than the payment of cash in lieu of fractional shares in the event of a stock split, stock dividend, the exercise of warrants or conversion rights or similar transaction; or

          (vii) issue any Series A Preferred Stock except pursuant to the terms of the Securities Purchase Agreement.

     In the event that the Holders of at least two-thirds of the outstanding shares of Series A Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock pursuant to the terms hereof, then the Company will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting
Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as such terms existed prior to such alteration or change, or to continue to hold such
Preferred Shares as so modified. No such change shall be effective to the extent that, by its terms, such change applies to less than all of the shares of Series
A Preferred Stock then outstanding.

                  [Remainder of Page Intentionally Left Blank]

                                      -27-

     IN WITNESS WHEREOF, the Company has executed this Certificate as of the __
day of May, 2005.

TAG ENTERTAINMENT CORP.

By:
   ---------------------------------
   Name:
   Title:

                                      -28-

                                                                       EXHIBIT A
                                                                       ---------

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series A Convertible
Preferred Stock (the "Preferred Stock"), represented by stock certificate
No(s). __________________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of TAG ENTERTAINMENT CORP. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock
(the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

                              Date of Conversion:
                                                 -------------------------------

                              Stated Value of
                              Preferred Stock to be Converted:
                                                              ------------------

                              Amount of Accrued Dividends:
                                                          ----------------------

                              Applicable Conversion Price:
                                                          ----------------------

                              Number of Shares of
                              Common Stock to be Issued:
                                                        ------------------------

                              Name of Holder:
                                             -----------------------------------

                              Address:
                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                              Signature:
                                        ----------------------------------------
                                        Name:
                                        Title:

Holder Requests Delivery to be made: (check one)
-----------------------------------

[ ] By Delivery of Physical Certificates to the Above Address

[ ] Through Depository Trust Corporation
    (Account                                        )
            ----------------------------------------